Exhibit 10(dd)

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED
RIGHTS AGREEMENT

     This First Amendment to Second Amended and Restated Rights Agreement, dated as of July 27, 2004 (the “First Amendment”), is by and between Sea Pines Associates, Inc., a South Carolina corporation (the “Company”), and Wachovia Bank, N.A., a national banking association (the “Rights Agent”).

     WHEREAS, pursuant to Section 27 of that certain Second Amended and Restated Rights Agreement dated as of August 23, 1993, amended and restated as of July 20, 1999, amended as of December 13, 1999 and amended and restated as of August 5, 2003, between the Company and the Rights Agent (the “Rights Agreement”), the Company has determined to amend the Rights Agreement as hereinafter provided and has directed the Rights Agent to join in the amendment;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Rights Agent agree as follows:

     1. The Rights Agreement is hereby amended by deleting therefrom in its entirety the second sentence of Section 1(a) thereof and inserting in lieu thereof the following:

Notwithstanding the foregoing, no Person shall become an “Acquiring Person” (i) as the result of an acquisition of Common Shares by the Company that, by reducing the number of Common Shares outstanding, increases the percentage of Common Shares beneficially owned by such Person to 20% or more of the Common Shares then outstanding, or (ii) as the result of an acquisition of Common Shares by a Person from the Company upon the exchange of shares of the Company’s Series A Cumulative Preferred Stock (the “Series A Shares”) in the Company’s December 1999 offer to exchange Common Shares for Series A Shares (the “Exchange Offer”), or (iii) as a result of the execution and delivery of, or the consummation of the merger contemplated by, the 2004 Agreement and Plan of Merger (the “Merger Agreement”) by and between the Company, The Riverstone Group, LLC, a Virginia limited liability company (“Riverstone”), and a wholly owned subsidiary of Riverstone; provided, however, that if and at such time as a Person who would otherwise be an “Acquiring Person” but for the provisions of this sentence shall, after (x) such share purchases by the Company, (y) such acquisition of shares by such Person in the Exchange Offer or (z) such execution and delivery of the Merger Agreement, as the case may be, become the Beneficial Owner of any additional Common Shares of the Company other than as a result of the consummation of the merger contemplated by the Merger Agreement, then such Person shall be an “Acquiring Person.”

     2. The Rights Agreement is hereby amended by adding the following sentence at the end of Section 3(b) thereof:

In the event that any Common Shares are converted into cash or other property pursuant to the Merger Agreement after the Record Date but prior to the earlier of (i) the Distribution Date or (ii) the Final Expiration Date, any Rights associated with such Common Shares shall be deemed cancelled and retired upon such conversion so that the holders of such Common Shares prior to such conversion shall not be entitled to exercise any Rights associated with the Common Shares that are so converted.

     3. Except as amended hereby, the terms, conditions, covenants, agreements, representations and warranties contained in the Rights Agreement shall remain unaffected hereby and shall continue in full force and effect.

     4. This First Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their duly authorized officers as of the date first written above.

ATTEST:		SEA PINES ASSOCIATES, INC.

By:	/s/ Michael E. Lawrence	By:	/s/ Norman P. Harberger

Its:	Chief Executive Officer	Its:	Chairman

ATTEST:		WACHOVIA BANK, N.A.

By:	/s/ Patrick J. Edwards	By:	/s/ Johnnie H. Coble

	Patrick J. Edwards		Johnnie H. Coble
Its:	Vice President	Its:	Corporate Trust Officer

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